UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011 (May 13, 2011)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 13, 2011, Alpha Natural Resources, Inc. (“Alpha”) issued a press release announcing that it intends to offer approximately $1.5 billion aggregate principal amount of its senior notes.  The notes will be guaranteed on a senior unsecured basis by certain of Alpha’s subsidiaries.  Alpha intends to use the net proceeds to partially fund Alpha’s acquisition of Massey Energy Company and its subsidiaries (“Massey”) (the “Merger”) and repay some of Alpha’s and Massey’s outstanding indebtedness.  A copy of Alpha’s press release is filed as Exhibit 99.1 hereto.

In addition, Alpha is releasing the following  revised supplemental pro forma production data, which replaces in its entirety the pro forma production data previously released:

The following tables present Alpha historical, Massey pro forma and Alpha pro forma data by state for production of saleable tons for the year ended December 31, 2010.  The table assumes the Merger was completed on January 1, 2010.  The table also includes the pro forma effects of the acquisition of Cumberland Resources Corporation and certain affiliated entities (“Cumberland”) by Massey on April 19, 2010, and assumes that the acquisition of Cumberland by Massey was completed January 1, 2010.  This supplemental pro forma combined production data has been prepared for illustrative purposes only and is not necessarily indicative of the production data of Alpha had (i) the Merger occurred on January 1, 2010, and (ii) the acquisition by Massey of Cumberland occurred on January 1, 2010.

State	Alpha Historical	Massey Pro Forma(1)	Alpha Pro Forma(2)
	(tons, in millions)
Virginia	5,305	3,525	8,830
Kentucky	2,203	9,557	11,760
West Virginia	12,397	26,000	38,397
Pennsylvania	13,256	–	13,256
Wyoming	48,992	–	48,992
Illinois	–	–	–
Tennessee	–	–	–
Total	82,153	39,082	121,235

(1)
The Massey pro forma data in the foregoing table includes the following pro forma adjustments to reflect the acquisition of Cumberland by Massey on April 19, 2010, assumes that the acquisition of Cumberland by Massey was completed on January 1, 2010 and has been calculated by adding the Massey historical and Cumberland acquisition adjustments data:

State	Massey Historical	Cumberland Acquisition Adjustments	Massey Pro Forma
	(tons, in millions)
Virginia	2,677	848	3,525
Kentucky	8,069	1,488	9,557
West Virginia	26,000	–	26,000
Total	36,746	2,336	39,082

(2)	The Alpha pro forma data has been calculated by adding the Alpha historical and Massey pro forma data.

Item 9.01 Financial Statements and Exhibits.

Alpha is today filing the following additional financial information related to its proposed merger with Massey Energy Company, as Exhibit 99.2 hereto, as well as certain other exhibits, for purposes of incorporation by reference in its Registration Statement on Form S-3 (No. 333-165473), as amended, and its Registration Statement on Form S-4 (No. 333-172888), as amended:

(b)  Pro Forma Financial Statements

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2011, unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010 and related notes thereto.

(d) Exhibits

Exhibit No.	Description
12.1	Computation of Pro Forma Ratio of Earnings to Fixed Charges
99.1	Press Release dated May 13, 2011
99.2
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2011, Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the Three Months Ended March 31, 2011 and the year ended December 31, 2010 and Related Notes Thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

May 16, 2011	By:	/s/ Vaughn R. Groves _
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
12.1	Computation of Pro Forma Ratio of Earnings to Fixed Charges
99.1	Press Release dated May 13, 2011
99.2
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2011, Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the Three Months Ended March 31, 2011 and the year ended December 31, 2010 and Related Notes Thereto